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                                                                       EXHIBIT 5

                      [LETTERHEAD OF GRADY & ASSOCIATES]


                                 July 18, 2001

Board of Directors
Middlefield Banc Corp.
15985 East High Street
Middlefield, Ohio 44062-9263

        Re:  Form S-8 Registration Statement of Middlefield Banc Corp.

Gentlemen:

        Middlefield Banc Corp., an Ohio corporation, intends to file with the Securities and Exchange Commission under the Securities Act of 1933 a Form S-8 registration statement for the offer and sale of up to 114,866 shares of Middlefield Banc Corp. common stock, without par value. The shares may be issued from time to time under the 1999 Stock Option Plan of Middlefield Banc Corp.

        You have requested our opinion in connection with Middlefield Banc Corp.'s filing of the Form S-8 registration statement. We examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all records, agreements, certificates of officers, and other documents as we deemed necessary to render the opinions expressed in this letter. In our examination, we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We assumed Middlefield Banc Corp. will remain in good standing as an Ohio corporation at all times when shares of its common stock are issued under the terms of the 1999 Stock Option Plan.

        On the basis of and in reliance on the foregoing, we are of the opinion that the shares of Middlefield Banc Corp. common stock to be issued under the 1999 Stock Option Plan will, when and if issued in accordance with the terms of the plan, be legally issued, fully paid and nonassessable.

        This opinion is solely for your information and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Form S-8 registration statement of Middlefield Banc Corp.

                                              Sincerely,

                                              /s/ GRADY & ASSOCIATES